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Exhibit 10.10
                        EXECUTIVE EMPLOYMENT AGREEMENT


     THIS EXECUTIVE EMPLOYMENT AGREEMENT is made as of the 15TH day of JANUARY,
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2000, by and between US WATS, INC., a New York corporation, with offices at 3331
Street Road, 2 Greenwood Square, Suite 275, Bensalem, Pennsylvania 19020 (the "Company"), and John Colarossi, residing 1372 Jasper Drive, Ambler, PA 19002
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(the  "Executive").

W I T N E S S E T H:

     WHEREAS, the Company desires to continue to employ the Executive, and the Executive is willing to continue to be employed by the Company, upon the terms and subject to the conditions hereinafter set forth:

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

     1. EMPLOYMENT. The Company agrees to continue to employ the Executive, and the Executive agrees to continue in employment with the Company, subject to the terms and conditions herein set forth.

     2. TERM. The term of the Executive's employment under this Agreement shall commence on January 15, 2000 (the "Effective Date") and shall terminate on the first (1st) anniversary of the Effective Date, subject to the provisions of this Agreement (such period is hereinafter referred to as the "Term").

     3.  DUTIES.

         3.1  During the Term, the Executive shall be employed as VICE PRESIDENT
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SALES of the Company and any successors thereto or to its business, and shall be
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in charge of and responsible for the general and supervisory duties normally and customarily attendant to such office and shall render such other lawful services, and exercise such powers, which are from time to time requested of him, assigned to him or vested in him by the President & CEO of the Company (the "Board") and which are commensurate with such position.

         3.2 The Executive agrees that, during the Term, unless the President & CEO shall otherwise consent, he will devote such amount of his time, energies, labor and skills to the business of the Company and to the duties and responsibilities specified in Section 3.1 as shall be reasonably necessary.

     4. BASE COMPENSATION. In consideration for services to be performed hereunder by Executive, the Company shall pay to the Executive an annual base salary of $120,000.00 in installments payable in accordance with the Company's
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customary payroll practices, but in no event less than one time per month. On each anniversary of the Effective Date of this Agreement, the Executive's base salary shall be increased at a minimum by an amount equal to the base salary then in effect multiplied by the greater of (i) the percentage increase in the consumer price index from the preceding year, or (ii) five percent. In addition, the Company shall reimburse the Executive for all expenses reasonably incurred by him in the performance of his duties hereunder and the business of the Company upon the submission to the Company of appropriate receipts therefor.

     5.  BENEFITS AND CASH BONUS.

         5.1 During the Term, the Executive shall be eligible to participate in any pension, profit-sharing, stock option or similar plan or program of the Company now existing or established hereafter for the benefit of its employees generally, to the extent that he is eligible under the general provisions thereof. The Executive shall also be entitled to participate in any group insurance, hospitalization, medical, health and accident, disability or other plan or program of the Company now existing or established hereafter for the

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benefit of its employees or executives generally, to the extent that he is eligible under the general provisions thereof.

         5.2 The Company shall provide performance criteria in accordance with its annual business plan, which, depending upon the level of attainment by the Executive of such criteria, shall entitle the Executive to reasonably earn an annual cash bonus, payable quarterly, in arrears, in an amount in the vicinity Executive's annualized base salary.

         5.3 Until such time as the Company shall have implemented the bonus plan under Section 5.2 hereof, but in no event for less than the first six months of the Term, the Company shall pay the Executive a monthly cash bonus, payable in arrears, in an amount equal to 2.5% of the Executive's annualized base salary payable under this Agreement.

         5.4 The Company shall provide the Executive with a policy of term life insurance in an amount equal to not less than (2) times his yearly salary hereunder, payable to such beneficiary or such beneficiaries as shall be designated in writing by the Executive.

     6.  TERMINATION OF EXECUTIVE'S EMPLOYMENT.

         6.1 Notwithstanding any provisions contained herein to the contrary, the Executive's employment may be terminated by the Company upon the Executive's death or disability (as defined below); or for Cause (as defined below); or upon a Change in Control (as defined below).

         6.2 For purposes of this Agreement, "disability" shall mean the Executive is mentally or physically disabled from properly and fully performing his duties and responsibilities hereunder for a period of 120 consecutive days or for 180 days, even though not consecutive, within a 360- day period, all as evidenced by the written certification of a qualified medical doctor agreed to by the Company and the Executive or, in the absence of such agreement, by a doctor selected by the agreement of a qualified medical doctor selected by each of the Company and the Executive.

         6.3 For purposes of this Agreement, "Cause" shall mean: (i) the conviction of the Executive of a felony by a federal or state court of competent jurisdiction; (ii) gross misconduct relating to the Company; (iii) intentional misappropriation of funds; (iv) deliberate and premeditated acts against the interest of the Company; (v.) dishonesty on the part of the Executive as determined in the good faith judgement of the Company; (vi.) Fraud, misappropriation or embezzlement by Executive in connection with the Company's business, as determined in the good faith judgement of the Company; or (vii.) Gross deficiency in the performance of Executives duties, as determined in the good faith judgement of the Company. In the case of any of the foregoing, the Company shall have the right, following notice and a reasonable opportunity to cure of not less than thirty (30) days (except in the case of clauses (i), (iii) and (vi) hereunder), to terminate this Agreement without further obligation to the executive.

         6.4 In the event that the Executive's employment hereunder is terminated as a result of death, disability or for Cause by the Company, then the Company shall have no further obligations or liabilities to the Executive hereunder, such that all benefits and salary provided for within this Agreement shall terminate simultaneously with the termination of the Executive's employment.

         6.5 In the event that the Executive's employment hereunder is terminated for reasons other than Cause, the Company shall be obligated to pay the Executive an amount equal to the balance of the Executive's base salary which would have been earned for the remainder of the Term.

     7.  COVENANTS OF THE EXECUTIVE.

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         7.1  CONFIDENTIALITY.  The Executive acknowledges that his employment by the Company will, throughout his employment, bring him into close contact with the confidential affairs of the Company, including information about costs, profits, markets, sales, key personnel, pricing policies, operational methods, and other business affairs, methods and information, including plans for future developments, not readily available to the public. The Executive further acknowledges that the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary and intellectual character, and that the Company currently competes or intends to compete with other organizations that are located in all of the states of the United States. In recognition of the foregoing, the Executive covenants and agrees that: (i) he will not knowingly divulge any material confidential matters of the Company which are not otherwise in the public domain and will not intentionally disclose them to anyone outside of the Company during his employment by the Company hereunder or following the expiration or termination of his employment with the Company for any reason; (ii) he will deliver promptly to the Company at the end of Term, or at any other time as the Company may so request, at the Company's expense, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the businesses of the Company which he obtained while employed by, or otherwise serving or acting on behalf of, the Company, or any of its subsidiaries or affiliates, and which he may then possess or have under his control; and (iii) during the Term and any additional period during which the Executive may be employed by the Company (whether or not such employment shall be pursuant to written agreement) the Executive will not, unless the Board shall otherwise consent, along or together with any other person, firm, partnership, corporation, or other entity whatsoever (except any subsidiaries or affiliates of the Company), directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, employee, representative, public relations or advertising representative, management consultant or otherwise, engage in or become or be interested in or associated with any other person, corporation, firm, partnership or other entity engaged in any business which is competitive with any business conducted or contemplated by the Company.

         7.2 ANTI-RAIDING. Executive agrees that during the Term and thereafter for a period of six (6) months, he will not, as a principal, agent, employee, employer, consultant, director or partner of any person, firm, corporation or business entity, or in any individual or representative capacity whatsoever, directly or indirectly, without the prior express written consent of the Company, attempt to induce any person who is then in the employ of the Company to leave the employ of the Company or employ, or attempt to employ, any such person or persons who at any time during the six months period preceding termination of Executive's employment with the Company was in the employ of the Company.

         7.3 Notwithstanding the provisions of Section 8.1(iii), the Executive may own, as a passive investor, securities of a corporation engaged in a competitive line of business whose equity securities are registered under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934, so long as his beneficial ownership in any one such corporation shall not in the aggregate constitute more than five percent (5%) of any class of equity securities of such corporation.

         7.4 The parties agree that the remedy at law for any breach or threatened breach of any covenant contained in this Section 8 will be inadequate and that either party, in addition to such other remedies as may be available to it, and/or them, at law or in equity, shall be entitled to injunctive relief without bond or other security.

     8. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts executed in and to be performed solely within such state.

     9. NOTICES. All notices required or permitted to be given by either party hereunder, including notice of change of address, shall be in writing and delivered by hand, or by telecopier or mailed, postage prepaid, certified or registered mail, return receipt requested, to the other party as follows:

If to the Company: US WATS, Inc.            If to Employee: John Colarossi
                   331 Street Road                          1372 Jasper Drive

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                   2 Greenwood Square,                      Ambler, PA  19020
                        Suite 275
                  Bensalem, PA  19020
                  Attention:  President & CEO

     10. MISCELLANEOUS.

         10.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior oral or written agreements and understandings; however, this Agreement shall not supersede, diminish or modify any rights of the Executive under any employee benefit plans of the Company. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect among the parties. This Agreement may not be amended, and no provision hereof shall be waived, except by a writing signed by the Company and the Executive, or in the case of a waiver, by the party waiving compliance therewith, which states that it is intended to amend or waive a provision of this Agreement. Any waiver of any rights or failure to act in any one instance shall not be regarded as an agreement to waive any rights or failure to act in any other instance, whether or not similar.

         10.2 FURTHER ACTS. The parties hereto agree that, after the execution of this Agreement, they will make, do, execute or cause to be made, done or executed all such further and other lawful acts, deeds, things, devices, conveyances and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

         10.3 SURVIVABILITY. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or prohibited by an applicable law, this Agreement shall be considered divisible as to such provision, which shall be inoperative, and the remainder of this Agreement shall be valid and binding as though such provision were not included herein.

         10.4 SUCCESSORS AND ASSIGNS. This Agreement shall insure to the benefit of, and be binding upon, the Company and any corporation with which the Company merges or consolidates (including Capsule Communications, Inc.) or to which the Company sells all or substantially all of its assets, and upon the Executive and his executors, administrators, heirs and legal representatives.

         10.5 HEADINGS. All headings in this Agreement are for convenience only and are not intended to affect the meaning of any provision hereof.

         10.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts with the same effect as if the signatures to all such counterparts were upon the same instrument, and all such counterparts shall constitute one instrument.

     IN WITNESS WHEREOF, the Executive has executed this Agreement and the Company has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

     ATTEST                                      US WATS, INC.

     By:                                   By:  David B. Hurwitz
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                                                 David B. Hurwitz
     (corporate seal)
                                           By:  John Colarossi
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                                                  John Colarossi

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